Exhibit 99.1

Contact:

J.P. Fielder

Exact Sciences Corp.

jpfielder@exactsciences.com

608-210-5220

For Immediate Release

Exact Sciences Announces Preliminary Fourth Quarter and Full Year 2015 Results

104,000 Cologuard® tests completed with compliance rate exceeding 70 percent during launch year

MADISON, Wis., Jan.11, 2016 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that the company completed approximately 38,000 Cologuard tests during the fourth quarter ended Dec. 31, 2015, generating approximately $14.0 million to $14.5 million in revenue. For the full year 2015, the company expects revenue to be approximately $39.0 million to $39.5 million, the result of completing approximately 104,000 Cologuard tests during its first full year of commercialization. Exact Sciences has not completed preparation of its financial statements for the quarter and full year. These revenue estimates are based on preliminary, unaudited data.

“We saw strong demand for Cologuard and extraordinary customer satisfaction with the screening experience during its first full year on the market,” said Kevin T. Conroy, chairman and CEO of Exact Sciences. The cumulative number of physicians ordering Cologuard, the company’s non-invasive, stool-DNA colorectal cancer screening test, expanded steadily throughout 2015, increasing to nearly 27,000 in the fourth quarter with sequential third-to-fourth quarter growth totaling 27 percent.

“We are pleased that the physician ordering and re-ordering rates during the fourth quarter remained in line with our goals,” said Mr. Conroy. “At the same time, we learned more about the habits of Cologuard users during the quarter.  While test orders and kit shipments remained in line with our expectations throughout the fourth quarter, 4,000 collection kits were not returned in the expected timeframe during the December holidays, which affected the total number of completed tests.  We anticipate most of these kits being returned in the first quarter of 2016.”

The overall patient compliance rate during 2015 was 71 percent, nearly double the published rate of compliance with other colon cancer screening tests. The compliance rate is derived from the number of valid test results generated from collection kits shipped to patients 60 or more days prior to Dec. 31, 2015. Exact Sciences Laboratories, through its customer care center, is helping to drive patient compliance by systematically contacting patients for whom Cologuard has been ordered and encouraging them to complete their screening.

2016 Guidance

Based on Exact Sciences’ current forecasts, the company is reaffirming its guidance of completing more than 240,000 Cologuard tests and generating between $90-100 million in revenue in 2016. This represents a greater than 130-percent year-over-year increase in the number of Cologuard tests completed.

“We remain confident that adoption of Cologuard will continue to increase in the year ahead as overall ordering and re-ordering rates remain strong,” Mr. Conroy said.  “Physicians tell us that they are extremely satisfied with Cologuard, putting us in a strong position to expand adoption in 2016.”

Exact Sciences will report 2015 financial results and provide a commercial update during its earnings call in February 2016. These preliminary, unaudited results for the quarter and year-ending Dec. 31, 2015 are based on current expectations and are subject to quarter-end closing adjustments; actual results may differ.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. The company has exclusive intellectual property protecting its noninvasive, molecular screening technology for the detection of colorectal cancer. Cologuard is included in the colorectal cancer screening guidelines of the American Cancer Society and stool DNA is included in the U.S. Multi-Society Task Force on Colorectal Cancer. For more information, please follow us on Twitter @ExactSciences or find us on Facebook.

Certain statements made in this presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this presentation regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding 2016 guidance, expected numbers of completed and reported Cologuard tests, anticipated patient compliance rates, expected future operating results, anticipated results of our sales and marketing efforts, expectations concerning payor reimbursement and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products; the acceptance of our products by patients and health care providers; the willingness of health insurance companies and other payors to reimburse us for our performance of the Cologuard test;  the amount and nature of competition from other cancer screening products and procedures; our ability to maintain regulatory approvals and comply with applicable regulations; our success establishing and maintaining collaborative and licensing arrangements; recommendations and/or guidelines issued by the U.S. Preventive Services Task Force, the American Cancer Society, or other organizations regarding cancer screening or our products and services; our ability to successfully develop new products; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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